Metris Receivables, Inc.                                          Metris Master Trust                                Monthly Report
Securityholders' Statement                                           Series 1999-1                                         Feb-2002
Section 5.2                                                                            Class A         Class B                Total
(i)  Security Amount ..........................................................    500,000,000.00   49,450,550.00    549,450,550.00
(ii)  Security Principal Distributed ..........................................              0.00              --              0.00
(iii)  Security Interest Distributed ..........................................        855,555.56              --        855,555.56
(iv)  Principal Collections ...................................................     21,113,178.34    2,088,116.56     21,113,178.34
(v)  Finance Charge Collections ...............................................      9,994,651.44      988,482.03     10,983,133.47
       Recoveries .............................................................         28,420.79        2,810.85         31,231.64
       Principal Funding Account Investment Earnings ..........................              0.00            0.00              0.00
       Accumulation Period Reserve Account Investment Earnings ................              0.00            0.00              0.00
         Total Finance Charge Collections .....................................     10,023,072.23      991,292.88     11,014,365.11
Total Collections .............................................................     31,136,250.57    3,079,409.44     32,127,543.45
        (vi) Aggregate Amount of Principal Receivables ........................                --              --  9,016,035,625.42
       Invested Amount (End of Month) .........................................    500,000,000.00   49,450,550.00    549,450,550.00
       Floating Allocation Percentage .........................................         5.5456746%      0.5484733%        6.0941479%
       Fixed/Floating Allocation Percentage ...................................         5.5456746%      0.5484733%        6.0941479%
       Invested Amount (Beginning of Month) ...................................    500,000,000.00   49,450,550.00    549,450,550.00
       Average Daily Invested Amount ..........................................                --              --    549,450,550.00
(vii)  Receivable Delinquencies (As a % of Total Receivables) .................                --              --                --
       Current ................................................................                --           84.40% 8,025,028,520.07
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .............                --            5.89%   560,225,476.07
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ............                --            2.80%   266,715,053.95
       90 Days and Over (60+ Days Contractually Delinquent) ...................                --            6.91%   656,764,835.35
Total Receivables .............................................................                --          100.00% 9,508,733,885.44
           (viii) Aggregate Investor Default Amount ...........................                --              --      6,046,171.47
         As a % of Average Daily Invested Amount ..............................                --              --                --
        (Annualized based on 365 days/year) ...................................                --              --             14.34%
(ix)  Charge-Offs .............................................................              0.00            0.00              0.00
(x)  Servicing Fee ............................................................                --              --        842,992.62
(xi)  Unreimbursed Redirected Principal Collections ...........................                --              --              0.00
(xii)  Excess Funding Account Balance .........................................                --              --              0.00
(xiii)  New Accounts Added ....................................................                --              --            42,713
(xiv)  Average Gross Portfolio Yield ..........................................                --              --             26.13%
         Average Net Portfolio Yield ..........................................                --              --             11.79%
(xv)  Minimum Base Rate .......................................................                --              --              4.20%
        Excess Spread .........................................................                --              --              7.59%
(xvi)  Principal Funding Account Balance ......................................                --              --              0.00
(xvii)  Accumulation Shortfall ................................................                --              --              0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period .......                --              --         June 2003
        Accumulation Period Length ............................................                --              --               N/A
(xix)  Principal Funding Account Investment Proceeds Deposit ..................                --              --              0.00
        Required Reserve Account Amount .......................................                --              --              0.00
        Available Reserve Account Amount ......................................                --              --              0.00
        Covered Amount ........................................................                --              --              0.00
(xx)  Aggregrate Interest Rate Caps Notional Amount ...........................                --              --    500,000,000.00
        Deposit to the Caps Proceeds Account ..................................                --              --              0.00
(xxi)  Policy Claim Amount ....................................................                --              --              0.00

Each February, the Metris Master Trust results are affected by the short calendar month. The February 2002 reported monthly default rate of 14.3% would have been 13.4% in a 30-day calendar month. The February 2002 reported monthly yield of 26.1% would have been 26.8% in a 30 day calendar month. The resulting weighted average excess spread for all series of 7.0% would have been 8.6%.